WRITTEN CONSENT TO ACTION WITHOUT MEETING
OF E.R.C. ENERGY RECOVERY CORPORATION

Pursuant to 8 Del. C. sec 141 the following action is taken and approved by the Board of Directors of E.R.C. Energy Recovery Corporation by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

WHEREAS, the Company's activities have broadended to include additional business plans and models, including the acquisition of a new wholly-owned subsidiary; and

WHEREAS, it is desirable for the Company's name to proportionally broaden to encompass such new business plans and models; and

WHEREAS, it is desirable and necessary to increase the available stock capital of the Company to accommodate this broadening of the business plans of the Company; now, therefore, be it

RESOLVED, that the Company authorize and enact the following two corporate actions:

1.) A change in the Company's name to: GO EZ CORPORATION (the "Name Change"), and

2.) A change in the capital stock of the Company to be as follows (the "Capital Change"):

The authorized capital stock of the Company shall be:

- One Common Stock Class with 800,000,000 shares authorized, at a par value of $0.0001 per share; and
- One Preferred Stock Class with 100,000,000 shares authorized, at a par value of $0.0001 per share.

and be it further

RESOLVED, that the effective date and time of the Name Change and Capital Change be Monday, June 9, 2014 at 7:00 a.m. ET; and be it further

RESOLVED, that the Company's secretary send a conformed copy of this resolution to the Company's transfer agent; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the

Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREFORE, the undersigned, being all the directors of E.R.C. Energy Recovery Corporation, hereby signs this consent on May 6, 2014.

[signature]

Director: Abraham Dominguez Cinta

[signature]

Director: David C. Merrell

CORPORATE CERTIFICATE OF AUTHENTICATION

I, Abraham Dominguez Cinta, do confirm that the above Board Resolution authorizing the Name Change and Capital Change of E.R.C. ENERGY RECOVERY CORPORATION is a valid, legally-binding document and contains authentic and true signatures of all directors of the Company.

[signature]

Abraham Dominguez Cinta, President

13-05-14

Date

Notarization:

I, an attorney-at-law admitted to the State Bar of New York and California, hereby certify that Abraham Dorminguez Cinta signed this document before me on this said date.

Lingling Zou